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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





      Date of Report (Date of earliest event reported):         May 31, 2002
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                       MOUNTAINBANK FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


          NORTH CAROLINA                  000-32547              56-2237240
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   (State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)                File Number)         Identification No.)


             201 Wren Drive
             Hendersonville, North Carolina                       28792
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             (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code:      (828) 693-7376
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Item 2.  Acquisition or Disposition of Assets.

         On May 30, 2002, Registrant and Cardinal Bankshares Corporation ("Cardinal") jointly announced that they have entered into an agreement in principle to merge. The proposed merger transaction is subject to execution of a definitive merger agreement, the approval of the shareholders of both companies, and to receipt of required state and federal bank regulatory approvals.

         Cardinal is headquartered in Floyd, VA., and has approximately
$185 million in consolidated assets. It is the bank holding company for Bank of Floyd, which operates five banking offices in Floyd, Christiansburg, Hillsville, Roanoke and Willis, Virginia. Registrant is headquartered in Hendersonville, NC, and has approximately $650 million in consolidated assets. It is the bank holding company for MountainBank which currently operates 15 banking offices in nine western North Carolina counties and a mortgage subsidiary headquartered in Greenwood, SC.

         Upon consummation of the merger, Bank of Floyd will become a wholly owned subsidiary of Registrant and will continue to operate under its existing charter and name.

         A copy of the joint press release is attached as an exhibit to this Report.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.   The following exhibit is being filed with this Report:

     Exhibit No.                         Exhibit Description
     ----------      -----------------------------------------------------------

         99          Copy of joint press release dated May 30, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MOUNTAINBANK FINANCIAL CORPORATION
                                                       (Registrant)




Date:    May    31  , 2002                  By:  /s/ Gregory L. Gibson
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                                                  Gregory L. Gibson
                                                  Chief Financial Officer

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